EXHIBIT 99.1

Ainos Reports Second Quarter 2023 Financial Results

Strategic Focus Continues to Pivot from COVID to Pet Health and AI-powered Testing

Launch of VELDONA® Pet Provides New Revenue Stream for Near-Term; Ainos Flora Remains on Horizon for 2024

SAN DIEGO, August 11, 2023 /Accesswire/ -- Ainos, Inc. (NASDAQ: AIMD, AIMDW) ("Ainos", or the "Company"), a diversified healthcare company focused on the development of novel point-of-care testing, low-dose interferon therapeutics, and synthetic RNA-driven preventative medicine, today announced its financial results for the second quarter ended June 30, 2023.

Chun-Hsien (Eddy) Tsai, Chairman of the Board, President, and Chief Executive Officer of Ainos, commented, “The second quarter of 2023 was a transitionary period for our company. We forged ahead with a recalibrated strategic approach, shifting our focus away from COVID and into new and promising product categories. Our latest volatile organic compound (VOC) co-development initiative for our VOC sensing platform, the recent launch of VELDONA® Pet, and our progress in the development of Ainos Flora have underpinned this transformation.”

“In June, we successfully launched our VELDONA® Pet cytoprotein health supplement line in Taiwan to initiate our strategy to address the growing global pet care market. Next step, we intend to explore commercial opportunities for VELDONA® Pet in other markets over the coming months, and target US$20 million in sales of the product line in 2024. VELDONA® Pet consists of five products addressing a variety of health needs for cats and dogs associated with skin, gum, eye, stress, and weight. The products provide us with an opportunity to diversify our revenue streams and catalyze our future growth, while playing a key role in generating and accelerating returns on nearly four decades of investment in our VELDONA® platform. We also plan to continue exploring out-licensing opportunities for VELDONA® for six human indications.”

“Meanwhile, we have made additional progress in the development of Ainos Flora. Flora is our flagship VOC POCT device, which utilizes our innovative AI Nose technology to quickly and discreetly test for vaginal infection and certain common STIs. Ainos Flora is undergoing clinical trials at four major medical centers in Taiwan. We expect these trials will conclude by the end of 2023, positioning us to advance the device towards commercialization.”

Meng-Lin Sung, Chief Financial Officer of Ainos, commented, “During the second quarter of 2023, we generated revenues of US$28,555 as we recalibrated our business to adapt to the post-COVID era. As we continued to invest in long-term growth and product development initiatives, we diligently managed our operating expenses. Excluding share-based compensation, depreciation, and amortization expenses, both R&D expenses and SG&A expenses decreased from the same period last year. Going forward, we will continue to emphasize efficiency in our operations and prioritize profitability while advancing monetization of our existing products and development of our product pipeline.”

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Second Quarter 2023 Financial Results

Revenues

Revenues were US$28,555 in the second quarter of 2023, compared to US$636,627 in the same period of 2022, reflecting a slowdown of COVID-19 infections in Taiwan.

Cost of Revenues

Cost of revenues was US$55,817 in the second quarter of 2023, compared with US$318,963 in the same period of 2022. The decrease was primarily attributable to a decline in sales volume.

Gross Profit

In the second quarter of 2023, gross profit was negative US$27,262 compared with a positive gross profit of US$317,664 a year ago, driven by declines in sales volume and selling price, as well as recognition of inventory loss during the quarter.

Total Operating Expenses

Total operating expenses were US$2,289,336 in the second quarter of 2023 compared with US$2,261,960 in the same period of 2022. The change was mainly attributable to staffing expenditures (including share-based compensation) and professional expenses. Operating expenses, excluding depreciation and amortization expenses and share-based compensation, decreased to US$957,882 in the second quarter of 2023 from US$980,983 a year ago.

•	R&D expenses were US$1,671,187 in the second quarter of 2023 compared with US$1,634,856 a year ago. Share-based compensation expenses and depreciation and amortization expenses in the second quarter of 2023 were US$1,210,429, compared with US$1,155,754 a year ago. When excluding these non-cash expenses, R&D expenses decreased to US$460,758 from US$479,102 in the same period last year.

•	SG&A expenses decreased to US$618,149 from US$627,104 in the same period of 2022. Share-based compensation expenses and depreciation and amortization expenses in the second quarter of 2023 and 2022 were US$121,025 and US$125,223, respectively. When excluding these non-cash expenses, SG&A expenses decreased to US$497,124 from US$501,881 during the prior year period.

Net Loss

Net loss attributable to common stock shareholders was US$2,349,727 in the second quarter of 2023, compared with US$1,954,032 in the same period of 2022.

Balance Sheet

As of June 30, 2023, the Company had cash and cash equivalents of US$1,360,970 compared with US$1,853,362 as of December 31, 2022.

Recent Developments

On May 17, 2023, the Company announced the appointment of Ms. Meng-Lin Sung to the position of Chief Financial Officer, effective May 17, 2023. Ms. Sung succeeded Ms. Hui-Lan (Celia) Wu, who retired from her position as Chief Financial Officer and transitioned into an external consulting role.

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On May 30, 2023, the Company announced that it had launched its VELDONA® Pet cytoprotein health supplements in Taiwan. The Company has near-term plans to expand sales and marketing in other markets.

On June 7, 2023, the Company announced the launch of two new additions to its VELDONA® Pet cytoprotein supplement product line. VELDONA® Pet Lohas, designed to support pets' emotional health and relieve stress, and VELDONA® Pet Soothing, formulated to relieve discomfort caused by allergies, were launched in Taiwan in July.

On June 14, 2023, the Company announced the launch of two new VELDONA® Pet cytoprotein supplement products. VELDONA® Pet Shiny, formulated to support pets' eye health, and VELDONA® Pet Slim, designed to help manage body weight and weight-related health issues, were launched in Taiwan in July. The release marked the final step in the rollout of Ainos' VELDONA® Pet product line.

On August 9, 2023, the Company announced an agreement with Nisshinbo Micro Devices Inc. and Taiwan Inabata Sangyo Co. to co-develop a VOC sensing platform intended to be used in a variety of applications including telehealth, automotive, industrial, and environmental safety.

About Ainos, Inc.

Headquartered in San Diego, California, Ainos, Inc. is a diversified healthcare company engaged in developing innovative medical technologies for point-of-care testing and safe and novel medical treatment for a broad range of disease indications. In addition to its proprietary therapeutics using low-dose non-injectable interferon, Ainos has also expanded its product portfolio to include Volatile Organic Compounds (VOC) and COVID-19 POCTs. Powered by its AI Nose platform, the lead POCT candidate, Ainos Flora, is a telehealth-friendly POCT for women's health and certain common STIs. To learn more, visit https://www.ainos.com.

Follow Ainos on Twitter (@AinosInc) and LinkedIn to stay up-to-date.

Forward-Looking Statements

This press release contains "forward-looking statements" about Ainos within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," “approximate,” "expect," "intend," "plan," "predict," "project," "target," "future," "likely," "strategy," "foresee," "may," "guidance," "potential," "outlook," "forecast," "should," "will" or other similar words or phrases. Similarly, statements that describe the Company's objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements are based only on the Company's current beliefs, expectations, and assumptions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. The Company's actual results may differ materially from those indicated in the forward-looking statements.

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Important factors that could cause the Company's actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among others, the cost of production and sales potential of the planned drug treatments announced in this press release; the Company's dependence on projected revenues from the sale of COVID-19 test kits and its VELDONA® Pet line of supplements ; the Company's limited cash and history of losses; the Company's ability to achieve profitability; the Company's ability to raise additional capital to continue the Company's product development; the ability to accurately predict the future operating results of the Company; the ability to advance Ainos' current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates the Company develops; the ability to obtain and maintain regulatory approval of Ainos’ product candidates; delays in completing the development and commercialization of the Company's current and future product candidates, which could result in increased costs to the Company, delay or limit the ability to generate revenue and adversely affect the business, financial condition, results of operations and prospects of the Company; intense competition and rapidly advancing technology in the Company's industry that may outpace its technology; customer demand for the products and services the Company develops; the impact of competitive or alternative products, technologies and pricing; disruption in research and development facilities; lawsuits and other claims by third parties or investigations by various regulatory agencies governing the Company's operations; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; the Company's ability to realize the benefits of third party licensing agreements; the Company's ability to obtain and maintain intellectual property protection for Ainos product candidates; compliance with applicable laws, regulations and tariffs; continued listing on and compliance with the applicable regulations of the Nasdaq Capital Market; and the Company's success in managing growth. A more complete description of these risk factors and others is included in the "Risk Factors" section of Ainos' Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed with the U.S. Securities and Exchange Commission (“SEC”), many of which risks are beyond the Company's control. In addition to the risks described above and in the Company's reports filed with the SEC, other unknown or unpredictable factors also could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release.

The forward-looking statements made in this press release are expressly qualified in their entirety by the foregoing cautionary statements. Ainos undertakes no obligation to, and expressly disclaims any such obligation to, publicly update or revise any forward-looking statement to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Investor Relations Contact

ICR, LLC

Robin Yang

Tel: +1 646-224-6971

Email: Ainos.IR@icrinc.com

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Ainos, Inc.

Condensed Balance Sheets

(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$1,360,970	$1,853,362
Accounts receivable	9,385	201,546
Inventory, net	528,114	595,222
Other current assets	241,230	195,787
Total current assets	2,139,699	2,845,917
Intangible assets, net	30,564,203	32,806,738
Property and equipment, net	1,269,331	1,375,676
Other assets	73,169	80,683
Total assets	$34,046,402	$37,109,014

Liabilities and Stockholders' Equity
Current liabilities:
Convertible notes payable, related party	$-	$376,526
Other notes payable, related party	684,000	884,000
Accrued expenses and others current liabilities	429,503	1,212,386
Total current liabilities	1,113,503	2,472,912
Convertible notes payable	2,500,000	-
Other long-term liabilities	37,562	8,096
Total liabilities	3,651,065	2,481,008
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	-	-
Common stock, $0.01 par value; 300,000,000 shares authorized as of June 30, 2023 and December 31, 2022, 20,292,624 and 20,011,602 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	202,926	200,116
Additional paid-in capital	59,423,678	58,745,149
Accumulated deficit	(28,985,808)	(24,115,606)
Translation adjustment	(245,459)	(201,653)
Total stockholders’ equity	30,395,337	34,628,006
Total liabilities and stockholders’ equity	$34,046,402	$37,109,014

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Ainos, Inc.

Condensed Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Revenues	$28,555	$636,627	$77,719	$723,828
Cost of revenues	(55,817)	(318,963)	(156,665)	(360,042)
Gross (loss) profit	(27,262)	317,664	(78,946)	363,786
Operating expenses:
Research and development expenses	1,671,187	1,634,856	3,370,070	3,212,310
Selling, general and administrative expenses	618,149	627,104	1,380,614	1,178,834
Total operating expenses	2,289,336	2,261,960	4,750,684	4,391,144
Loss from operations	(2,316,598)	(1,944,296)	(4,829,630)	(4,027,358)

Non-operating income (expenses), net:
Interest expense	(40,311)	(18,796)	(49,585)	(35,483)
Other income, net	7,182	9,060	9,013	8,914
Total non-operating expenses, net	(33,129)	(9,736)	(40,572)	(26,569)

Net loss before income taxes	(2,349,727)	(1,954,032)	(4,870,202)	(4,053,927)
Provision for income taxes	-	-	-	-
Net loss	$(2,349,727)	$(1,954,032)	$(4,870,202)	$(4,053,927)

Net loss per common share - basic and diluted	$(0.12)	$(0.20)	$(0.24)	$(0.42)

Weighted-average shares used in computing net loss per common share-basic and diluted	20,095,705	9,625,133	20,053,886	9,625,133

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